Exhibit 10.1.1
AMENDMENT NO. 2
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT
This amendment (“Amendment”) is made and entered into as of the 14th day of March, 2006 by and between American Team Managers (“ATM”) and Specialty Underwriters’ Alliance, Inc., and amends the Partner Agent Program Agreement (“Agreement”) entered into by the parties on May 1, 2004, as amended. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:
1. The E-Comp. Maximum Rate of Commission, as listed in Exhibit A, Section A shall be deleted in its entirety and replaced with the following:

Program Description	Line of Business	Maximum Rate of Commission
E-comp.	Workers’ Comp.	15% for new business; 12% for renewal business effective January 1, 2006.

Intermodal/Trucking produced solely through RSI Insurance Brokers, Inc.	Auto, General Liability and Garage Liability	15%
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ COURTNEY C. SMITH

Name: Courtney C. Smith
Title: President and CEO

AMERICAN TEAM MANAGERS

By:	/s/ CHRIS MICHAELS

Name: Chris Micheals
Title: President and CEO